EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-44044) pertaining to the Pemstar Inc. 1994 Stock Option Plan, Pemstar Inc. 1995 Stock Option Plan, Pemstar Inc. 1997 Stock Option Plan, Pemstar Inc. 1999 Amended and Restated Stock Option Plan, Pemstar Inc. 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-3, No. 333-75284) pertaining to Common Stock, Preferred Stock, Debt Securities, Depository Shares, Securities Warrants and Units, the Registration Statement (Form S-8, No. 333-97517) pertaining to the Pemstar Inc. 2000 Employee Stock Purchase Plan and Pemstar Inc. 2002 Stock Option Plan, the Registration Statement (Form S-3, No. 333-97511) pertaining to Common Stock and the Registration Statement (Form S-8, No. 333-112974) pertaining to the Pemstar Inc. 2002 Employee Stock Purchase Plan of our report dated May 7, 2004, with respect to the consolidated financial statements and schedules of Pemstar Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2005.

                                    /s/ Ernst & Young LLP

Minneapolis, Minnesota

June 13, 2005